UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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BUCYRUS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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BUCYRUS 1100 Milwaukee Avenue · P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000

2 décembre 2010

Cher client:

Comme vous l’avez peut-être entendu, ce matin nous avons annoncé que Bucyrus a accepté d’être rachetée par Caterpillar, le principal fabricant au monde d’équipement de construction et minier ainsi que des moteurs à gaz naturel et diesel et des turbines à gaz industrielles. Ci-joint vous trouverez le communiqué de presse que nous avons publié, mais j’ai voulu saisir cette occasion pour vous informer directement de cette nouvelle et ce que cela signifie pour nos clients.

Je crois fermement que cette transaction sera une opportunité conséquente pour Bucyrus et pour tous nos actionnaires principaux. Comme vous le savez, Bucyrus fournit actuellement la plus grande gamme d’équipement d’extraction pour les mines de fond et à ciel ouvert, bénéficie du leadership technologique et d’une marque de qualité. Caterpillar a clairement identifié ces valeurs et prévoit de développer Bucyrus en tant que plateforme principale pour la croissance de l’industrie globale d’équipement minier. En tant qu’élément de cette plateforme, elle projette également de maintenir la marque Bucyrus pour les principaux produits de l’héritage Bucyrus.

Nombreux êtes vous à connaitre Caterpillar, et il va certainement sans dire qu’elle est une entreprise globale de premier choix. Plus important encore peut-être, elle partage notre engagement de fournir des produits innovants et un service exceptionnel aux clients. D’ailleurs, par cette transaction, nous deviendrons une partie d’une organisation plus grande et dynamique, qui signifie que nos clients bénéficieront d’un accès aux ressources globales et substantielles aussi bien qu’un engagement continu à l’innovation technologique.

Nous sommes très heureux par les nouvelles d’aujourd’hui, cependant il ne s’agit que de la première étape du processus. Nous devons obtenir un certain nombre d’approbations et de normalisation globale, ce qui signifie que cette transaction prendra plusieurs mois à finaliser. Nous continuerons jusqu’au bout à opérer en termes d’entreprises indépendantes, et pour nous, rien ne changera dans notre travail. Notre priorité est de vous satisfaire – vous pouvez être certains vous continuerez à recevoir les mêmes produits industriels leader du marché et les mêmes niveaux de service de qualité que vous attendez de nous.

Nous ferons de notre mieux pour vous tenir au courant durant le processus, mais si vous avez des questions entre temps, veuillez ne pas hésiter à contacter votre représentant de ventes.

Nous valorisons notre relation avec vous et espérons continuer de vous servir dans l’avenir. Merci de votre soutien permanent.

Sincèrement,

/s/ Timothy W. Sullivan
Timothy W. Sullivan
President & CEO

Information additionnelle concernant Bucyrus et où la trouver

Cette communication pourrait être considérée comme un moyen de sollicitation en ce qui concerne l’acquisition de Bucyrus proposée par Caterpillar. En liaison avec l’acquisition proposée, Bucyrus prévoit de classer les matériaux appropriés avec le Securities and Exchange Commission (le “SEC”), y comprenant un rapport de procuration en Schedule 14A, qui sera expédié aux actionnaires de Bucyrus.

Les actionnaires de Bucyrus sont invités à lire tous les documents appropriés classés avec le SEC, y comprenant le rapport de procuration, parce qu’ils contiendront des informations importantes sur la transaction proposée.

Les investisseurs et les supports de sécurité pourront obtenir les copies libres du rapport de procuration (quand disponible), aussi bien que d’autres documents classifiés, sans frais, sur le site Web du SEC (http://www.sec.gov). Des copies sans frais pourront être obtenues sur demande aux Relations Investisseur de Bucyrus par téléphone (414) 768-4000, par écrit à Bucyrus, attention : Investor Relations, 1100 avenue de Milwaukee, Milwaukee du sud, WI 53172, par email à amalingowski@bucyrus.com ou au site Web de Bucyrus (http://www.bucyrus.com).

Bucyrus et ses directeurs et exécutifs pourront être considérés, selon les règles du SEC, d’être des participants à la sollicitation des procurations des actionnaires de Bucyrus en ce qui concerne la transaction proposée. Des informations plus détaillées concernant l’identité des participants potentiels, et leurs intérêts directs ou indirects, par des possessions de valeurs ou autre, sera déterminée en rapport de procuration et d’autres matériaux à classer avec le SEC en liaison avec la transaction proposée. Des informations concernant les directeurs et exécutifs de Bucyrus sont également disponibles dans le rapport de procuration définitif par Bucyrus pour la réunion des actionnaires annuelle de 2010 classés avec le SEC le 12 mars 2010. Ces documents sont disponibles gratuitement au site Web du SEC chez http://www.sec.gov et à travers des relations Investisseur de Bucyrus.

Avertissement concernant des rapports qui portent sur Bucyrus et l’avenir

Les assertions dans cette communication qui sont liés aux futurs plans de Bucyrus, les objectifs, les espérances, la performance, les événements et semblables peuvent constituer « des assertions qui portent sur l’avenir » au sens du Private Securities Litigation Reform Act de 1995, Section 27A du Securities Act de 1933, et comme modifié, à la section 21E du Securities Exchange Act de 1934. Les événements futurs, risques et incertitudes, individuels ou dans l’agrégat, pourront faire différer nos résultats réels matériellement de ceux exprimés ou implicites dans ces rapports qui porte sur l’avenir.

Ces assertions qui portent sur l’avenir peuvent être identifiés par l’utilisation d’une terminologie de prédiction, de temps au futur ou projetée vers le futur, comme « croit, » « prévoit, » « attend, » « estime, » « a l’intention, » « pourrait, » « pourra » ou des termes semblables. Les facteurs et les prétentions matériels qui pourraient faire différer des résultats réels de ce qui est attendu incluent, sans limitation, ce qui suit : (1) l’incapacité de finaliser l’acquisition dans un temps raisonnable, (2) l’incapacité d’accomplir la fusion due à l’échec d’obtenir l’approbation d’actionnaires et l’adoption de l’accord de fusion et l’approbation de la fusion ou le manque de satisfaire à d’autres conditions à l’accomplissement de la fusion, y compris des approbations de normalisation requises ; (3) l’échec de la transaction de se conclure pour toute autre raison ; (4) l’effet de l’annonce de la transaction sur les rapports des affaires de Bucyrus, les résultats d’opération et les affaires généralement ; (5) la possibilité que les synergies et les économies prévues de la fusion ne seront pas réalisées, ou ne

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seront pas réalisées au cours de la période de temps prévue; (6) la possibilité que la fusion puisse être plus chère que prévue à accomplir, incluant en conséquence à des facteurs ou des événements inattendus ; (7) déviation de l’attention de la direction sur des affaires commerciales en cours ; (8) conditions de marché, politiques, économiques et concurrentielles et fluctuations; (9) les mesures prises ou les conditions imposées par les autorités gouvernementales ou de normalisation ; (10) résultats défavorables de litiges en suspens ou menacés ou d’investigations du gouvernement ; (11) l’impact de la concurrence dans les industries et sur les marchés spécifiques dans lesquels Bucyrus fonctionne ; et (12) d’autres facteurs qui peuvent affecter de futurs résultats de l’entreprise en collaboration décrite dans la section intitulée « facteurs de risque » dans le rapport de procuration à être expédiés aux actionnaires de Bucyrus, classements de Bucyrus avec le SEC qui sont disponibles sur le site Web de SEC : http://www.sec.gov, comprenant la section intitulée des « facteurs de risque » dans le rapport annuel de Bucyrus sur la forme 10-K pendant l’exercice budgétaire fini le 31 décembre 2009. Les lecteurs sont fortement invités à lire les rapports d’avertissement en entier contenus dans ces documents. Tous les rapports projetés sur l’avenir attribuables à Bucyrus sont expressément nuancés dans leur intégralité par des rapports d’avertissement antérieurs. Nous n’assumons aucune obligation de mettre à jour aucun rapport projetés vers le futur pour refléter les événements qui se produisent ou les circonstances qui existent après la date où ils ont été faits.

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